                                  Exhibit 1
                                  ---------
                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     Agreement and Plan of Merger (the "Agreement") entered into as of February
                                        ---------
3, 1998, by and among Primus Telecommunications Group, Inc., a Delaware corporation (the "Purchaser"), Taurus Acquisition Corporation, a Florida
                  ---------
corporation and a wholly-owned Subsidiary of the Purchaser (the "Purchaser
                                                                 ---------
Subsidiary"), and TresCom International, Inc., a Florida corporation (the
----------
"Target").  The Purchaser, the Purchaser Subsidiary and the Target are referred
 ------
to collectively herein as the "Parties."
                               -------

                                  WITNESSETH:
                                  -----------

     WHEREAS, this Agreement contemplates a transaction in which the Purchaser will acquire all of the outstanding capital stock of the Target through a merger of the Purchaser Subsidiary with and into the Target.

     WHEREAS, each Board of Directors of the Purchaser, the Purchaser Subsidiary and the Target has approved the acquisition of the Target by the Purchaser, including the merger of the Purchaser Subsidiary with and into the Target (the "Merger"), upon the terms and subject to the conditions set forth herein;
 ------

     WHEREAS, the Board of Directors of the Target has determined that the Merger is fair to and in the best interests of the holders of the Target's common stock, par value $0.0419 per share (the "Target Shares"), and has
                                                -------------
resolved to recommend the acceptance and approval of the Merger by the Target Stockholders (as defined in (S)1 below);

     WHEREAS, the Board of Directors of the Purchaser has determined that the Merger is fair to and in the best interests of the holders of the Purchaser's common stock, par value $0.01 per share (the "Purchaser Shares"), and has
                                              ----------------
resolved to recommend the acceptance and approval of the Merger by the Purchaser Stockholders (as defined in (S)1 below);

     WHEREAS, to induce the Purchaser and the Purchaser Subsidiary to enter into this Agreement, the Purchaser, the Purchaser Subsidiary and K. Paul Singh, the Chairman of the Board and Chief Executive Officer of the Purchaser, have entered into a Stockholder Agreement (the "Stockholder Agreement") with Warburg, Pincus,
                                   ---------------------
Investors, L.P. (the "Stockholder") pursuant to which the Stockholder, among other things, has agreed to vote its Target Shares in favor of the Merger and has granted the Purchaser Subsidiary an option to purchase certain Target Shares beneficially owned by the Stockholder, the Purchaser has agreed to grant certain registration rights to the Stockholder, and the Purchaser's Chief Executive Officer has granted certain other rights to the Stockholder, all upon the terms and subject to the conditions set forth in the Stockholder Agreement;

     WHEREAS, to induce the Purchaser and the Purchaser Subsidiary on the one hand, and the Target on the other hand, to enter into this Agreement, certain other stockholders of the Target and the Purchaser, respectively, have entered into voting agreements, pursuant to which such stockholders, among other things, have agreed to vote their shares in favor of the Merger, all upon the terms and subject to the conditions set forth in said agreements;

     WHEREAS, this Agreement contemplates a tax-free merger of the Purchaser Subsidiary with and into the Target in a reorganization pursuant to Code
(S)368(a)(2)(E), and the Target Stockholders will receive capital stock in the Purchaser in exchange for their capital stock in the Target;

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, the Parties agree as follows:

          1.   Definitions.
               -----------

          "Acquisition Proposal" means any proposal or offer (including, without
           --------------------
limitation, any proposal or offer to Target Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, tender offer or exchange offer or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest representing 25% or more of the outstanding Target Shares in, the Target or any of its material Subsidiaries.

          "Additional Consideration" has the meaning set forth in (S)7(a)(vi)
           ------------------------
below.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
           ---------
promulgated under the Securities Exchange Act; provided, however, in the case of
                                               --------  -------
the Target or the Stockholder, (i) no portfolio company of the Stockholder or of any related venture fund, (ii) no representative or employee of the Stockholder or of any related venture fund serving as a member of the board of directors on any such portfolio company, and (iii) no registered broker-dealer or any other Affiliated entity of Stockholder that is a registered investment adviser, as well as certain registered investment companies that may be deemed to be Affiliates of the Stockholder, shall be considered an Affiliate of the Target or the Stockholder for purposes of this Agreement.

          "Agreement" has the meaning set forth in the preambles.
           ---------

          "Articles of Merger" has the meaning set forth in (S)2(c) below.
           ------------------

          "Benefit Plan"  and "Benefit Plans" has the meaning set forth in
           ------------        -------------
(S)3(m)(i).

          "Blue Sky Filings" has the meaning set forth in (S)5(c)(i).
           ----------------

          "Closing" has the meaning set forth in (S)2(b) below.
           -------

          "Closing Date" has the meaning set forth in (S)2(b) below.
           ------------

          "Code" has the meaning set forth in (S)3(m)(ii).
           ----

          "Common Stock" has the meaning set forth in the preambles.
           ------------

          "Confidentiality Agreement" means the letter agreement dated March 21,
           -------------------------
1997 between the Purchaser and The Robinson-Humphrey Company, Inc., as representative of the Target, providing that, among other things, each Party would maintain confidential certain information of the other Party.

          "Confidential Information" means Confidential Evaluation Material, as
           ------------------------
defined in the Confidentiality Agreement.

          "Delaware General Corporation Law" means Title 8, Chapter 1 of the
           --------------------------------
Delaware Code, as amended.

          "Effective Time" has the meaning set forth in (S)2(d)(i) below.
           --------------

          "Employees" has the meaning set forth in (S)3(m)(i.
           ---------

          "ERISA" has the meaning set forth in (S)3(m)(i.
           -----

          "ERISA Affiliate" has the meaning set forth in (S)3(m)(iii).
           ---------------

          "Exchange Agent" has the meaning set forth in (S)2(e)(i).
           --------------

          "Exchange Fund" has the meaning set forth in (S)2(e)(i).
           -------------

          "Exchange Ratio" has the meaning set forth in (S)2(d)(v).
           --------------

          "Florida Business Corporation Law" means the Florida Business
           --------------------------------
Corporation Act, as amended.

          "GAAP" means United States generally accepted accounting principles as
           ----
in effect from time to time.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended.

          "Indemnified Party" has the meaning set forth in (S)5(h)(ii) below.
           -----------------

          "Joint Proxy Statement/Prospectus" has the meaning set forth in
           --------------------------------
(S)5(c)(i) below.

          "Merger" has the meaning set forth in the preambles.
           ------

          "Nasdaq" has the meaning set forth in (S)5(c)(ii) below.
           ------

          "Order" has the meaning set forth in (S)6(a)(v) below.
           -----

          "Outstanding Debt" has the meaning set forth in (S)5(d)(iv) below.
           ----------------

          "Party" has the meaning set forth in the preambles.
           -----

          "Pension Plan"  has the meaning set forth in (S)3(m)(ii).
           ------------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

          "Per Share Merger Consideration" has the meaning set forth in
           ------------------------------
(S)2(d)(v) below.

          "Potential Buyer" has the meaning set forth in (S) 5(g) below.
           ---------------

          "Purchase Warrant" means that certain warrant to purchase Target
           ----------------
Shares issued to the Stockholder and dated October 2, 1995.

          "Purchaser" has the meaning set forth in the preambles.
           ---------

          "Purchaser 10-K" has the meaning set forth in (S)4(f) below.
           --------------

          "Purchaser 10-Q" has the meaning set forth in (S)4(f) below.
           --------------

          "Purchaser Board" means the board of directors of the Purchaser.
           ---------------

          "Purchaser Companies" means the Purchaser, the Purchaser Subsidiary
           -------------------
and any of their respective Affiliates.

          "Purchaser Disclosure Letter" has the meaning set forth in (S)4(a)
           ---------------------------
below.

          "Purchaser Fairness Opinion" means an opinion of BT Alex. Brown
           --------------------------
Incorporated, addressed to the Purchaser Board, as to the fairness of the Merger to the Purchaser from a financial point of view.

          "Purchaser Reports" has the meaning set forth in (S)4(e) below.
           -----------------

          "Purchaser Shares" has the meaning set forth in the preambles.
           ----------------

          "Purchaser Special Meeting" has the meaning set forth in (S)5(c)(ii)
           -------------------------
below.

          "Purchaser Stockholder" means any Person who or which holds any
           ---------------------
Purchaser Shares.

          "Purchaser Subsidiary" has the meaning set forth in the preambles.
           --------------------

          "Purchaser-owned Share" means any Target Share that is beneficially
           ---------------------
owned by any Purchaser Company.

          "Purchaser's Most Recent Audited Fiscal Year End" has the meaning set
           -----------------------------------------------
forth in (S)4(f) below.

          "Registration Statement" has the meaning set forth in (S)5(c)(i)
           ----------------------
below.

          "Requisite Stockholder Approval" means, with respect to the Target,
           ------------------------------
the affirmative vote of the holders of a majority of the outstanding Target Shares in favor of this Agreement and the Merger in accordance with the Florida Business Corporation Law, or, with respect to the Purchaser, the affirmative vote of the holders of a majority of the outstanding Purchaser Shares in favor of this Agreement and the Merger in accordance with the Delaware General Corporation Law.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, and the rules and regulations promulgated thereunder.

          "Security Interest" means any mortgage, pledge, lien, encumbrance,
           -----------------
charge or other security interest, other than (a) mechanic's, materialman's and
                                   ----------
similar liens; (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

          "Stock Rights" means each option, warrant, purchase right,
           ------------
subscription right, conversion right, exchange right or other contract, commitment or security providing for the issuance or sale of any capital stock, or otherwise causing to become outstanding any capital stock.

          "Stockholder" has the meaning set forth in the preambles.
           -----------

          "Stockholder Agreement" has the meaning set forth in the preambles.
           ---------------------

          "Subsidiary" means any corporation with respect to which a specified
           ----------
Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Surviving Corporation" has the meaning set forth in (S)2(a) below.
           ---------------------

          "Target" has the meaning set forth in the preambles.
           ------

          "Target 10-K" has the meaning set forth in (S)3(f) below.
           -----------

          "Target 10-Q" has the meaning set forth in (S)3(f) below.
           -----------

          "Target Board" means the board of directors of the Target.
           ------------

          "Target Disclosure Letter" has the meaning set forth in (S)3(a) below.
           ------------------------

          "Target Fairness Opinion" means an opinion of The Robinson-Humphrey
           -----------------------
Company, Inc., addressed to the Target Board, as to the fairness of the Merger to the Target Stockholders from a financial point of view.

          "Target Reports" has the meaning set forth in (S)3(e) below.
           --------------

          "Target Shares" has the meaning set forth in the preambles.
           -------------

          "Target Special Meeting" has the meaning set forth in (S)5(c)(ii)
           ----------------------
below.

          "Target Stockholder" means any Person who or which holds any Target
           ------------------
Shares.

          "Target's Most Recent Audited Fiscal Year End" has the meaning set
           --------------------------------------------
forth in (S)3(f) below.

          "Tax Return" means any report, return, declaration or other
           ----------
information required to be supplied to a taxing authority in connection with Taxes.

          "Taxes" means all taxes or other like assessments including, without
           -----
limitation, income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto.

          "Valuation Period" has the meaning set forth in (S)2(d)(v) below.
           ----------------

          "Weighted Average Sales Price of a Purchaser Share" has the meaning
           -------------------------------------------------
set forth in (S)2(d)(v) below.

          2.   The Transaction.
               ---------------

               (a)  The Merger.  On and subject to the terms and conditions of
                    ----------
this Agreement, the Purchaser Subsidiary will merge with and into the Target at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").
      ---------------------

               (b)  The Closing. The closing of the transactions contemplated by
                    -----------
this Agreement (the "Closing") shall take place at the offices of Kelley Drye &
                     -------
Warren LLP, 101 Park Avenue, New York, New York, commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").
                                     ------------

               (c)  Actions at the Closing.  At the Closing, (i) the Target will
                    ----------------------
deliver to the Purchaser and the Purchaser Subsidiary the various certificates, instruments and documents referred to in (S)6(a) below; (ii) the Purchaser and the Purchaser Subsidiary will deliver to the Target the various certificates, instruments and documents referred to in (S)6(b) below; (iii) the Target and the Purchaser Subsidiary will file with the Department of State of the State of Florida Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"); and (iv) the Purchaser will deliver the Exchange Fund to
 ------------------
the Exchange Agent in the manner provided below in this (S)2.

               (d)  Effect of Merger.
                    ----------------

                    (i)    General.  The Merger shall become effective at the
                           -------
time (the "Effective Time") the Target and the Purchaser Subsidiary file the
           --------------
Articles of Merger with the Department of State of the State of Florida. The Merger shall have the effect set forth in the Florida Business Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Purchaser Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                    (ii)   Articles of Incorporation.  The Articles of
                           -------------------------
Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Purchaser Subsidiary, except that its name shall be changed to TresCom International, Inc..

                    (iii)  Bylaws.  The Bylaws of the Surviving Corporation
                           ------
shall be amended and restated at and as of the Effective Time to read as did the Bylaws of the Purchaser Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will be TresCom International, Inc.).

                    (iv)   Directors and Officers.  The directors and officers
                           ----------------------
of the Purchaser Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                    (v)    Conversion of Target Shares.  At and as of the
                           ---------------------------
Effective Time, (A) each issued and outstanding Target Share (other than any Purchaser-owned Shares) shall be converted into the right to receive the Per Share Merger Consideration, and all such Target Shares shall no longer be outstanding, shall be canceled and retired, shall cease to exist, and each holder of a certificate representing any such Target Shares shall thereafter cease to have any rights with respect to such Target Shares, except the right to receive the Per Share Merger Consideration for such Target Shares upon the surrender of such certificate in accordance with (S)2(e) below, and (B) each Purchaser-owned Share and each Target Share held in the treasury of the Target or by any Subsidiary of the Target shall be canceled without payment therefor; provided, however, that the Per Share Merger Consideration shall be subject to
-----------------
proportionate adjustment in the event of any stock split, stock dividend or reverse stock split. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this (S)2(d)(v) after the Effective Time. As used herein, the term "Per Share Merger Consideration" shall
                                          ------------------------------
mean that number of Purchaser Shares determined
by applying to each Target Share an exchange ratio (the "Exchange Ratio")
                                                         --------------
determined as follows: In the event that the Weighted Average Sales Price of a Purchaser Share as of the Closing Date is greater than or equal to $15.8905, the Exchange Ratio shall be the quotient of $10.00 divided by the Weighted Average Sales Price of a Purchaser Share as of the Closing Date; and (B) in the event that the Weighted Average Sales Price of a Purchaser Share as of the Closing Date is less than $15.8905, the Exchange Ratio shall be 0.6293, provided,
                                                                --------
however, that in the event that the Weighted Average Sales Price of a Purchaser
-------
Share as of the Closing Date is less than $14.0210, the Target shall have certain termination rights as set forth in (S)7(a)(vi), subject to the rights of the Purchaser to override such termination as set forth in such (S)7(a)(vi). Notwithstanding anything in this (S)2(d)(v), no fractional Purchaser Shares shall be issued to holders of Target Shares. In lieu thereof, each holder of shares of Target Shares who would otherwise have been entitled to receive a fraction of a Purchaser Share (after taking into account all certificates delivered by such holder at any one time) shall receive an amount in cash equal to such fraction of a Purchaser Share, multiplied by the Weighted Average Sales Price of a Purchaser Share as of the Closing Date. "Weighted Average Sales Price
                                                    ----------------------------
of a Purchaser Share" means the volume-weighted average sales price per
--------------------
Purchaser Share as reported by Bloomberg Information Systems, Inc. during a period consisting of the third Nasdaq trading day prior to the date as of which the Weighted Average Sales Price of a Purchaser Share is being determined and the nineteen (19) consecutive trading days prior to such day (the "Valuation
                                                                   ---------
Period").
------

                    (vi)   Conversion of Stock Rights.  At the Effective Time,
                           --------------------------
each Stock Right granted by the Target to purchase Target Shares which is outstanding and unexercised immediately prior thereto (whether or not vested or exercisable), other than the Purchase Warrant, shall be converted automatically into an option to purchase Purchaser Shares in an amount and at an exercise price determined as follows:

     (x) The number of Purchaser Shares to be subject to the new option shall be equal to the product of the number of Target Shares subject to the original Stock Right multiplied by the Exchange Ratio, provided that any fractional Purchaser Shares resulting from such multiplication shall be rounded up to the next whole share; and

     (y) The exercise price per Purchaser Share under the new option shall be equal to the quotient of the exercise price per Target Share under the original Stock Right divided by the Exchange Ratio, provided that the exercise price resulting from such division shall be rounded up to the next whole cent.

The adjustment provided herein with respect to any original Stock Rights which are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. The option plan of the Target under which the original Stock Rights were issued shall be assumed by the Purchaser, and the duration and other terms of the new option shall be the same as the original Stock Right, except that all references to the Target shall be deemed to be references to the Purchaser. At the Effective Time, the Purchaser shall deliver to holders of original Stock Rights appropriate option agreements representing the right to acquire Purchaser Shares on the terms and conditions set forth in this Section 2(d)(vi).

          The Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of Purchaser Shares for delivery upon exercise of the new options in accordance with this Section 2(d)(vi). The Purchaser shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective promptly after the Effective Time, with respect to Purchaser Shares subject to the new options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act, the Purchaser shall administer the option plans assumed pursuant to this Section 2(d)(vi) in a manner that complies with rule 16b-3 promulgated under the Securities Exchange Act to the extent the Target option plan complied with such rule prior to the Merger.

                    (vii)  Conversion of Capital Stock of the Purchaser
                           --------------------------------------------
Subsidiary.  At and as of the Effective Time, each share of common stock, $.01
----------
par value per share, of the Purchaser Subsidiary shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

               (e)  Procedure for Exchange.
                    ----------------------

                    (i) Immediately after the Effective Time, (A) the Purchaser will furnish to StockTrans, Inc., its transfer agent, or such bank or trust company reasonably acceptable to Target, to act as exchange agent (the "Exchange Agent") a corpus (the "Exchange Fund") consisting of Purchaser Shares
 --------------                  -------------
and cash sufficient to permit the Exchange Agent to make full payment of the Per Share Merger Consideration to the holders of all of the issued and outstanding Target Shares (other than any Purchaser-owned Shares), and (B) the Purchaser will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form to be mutually agreed upon by the Target and the Purchaser to each holder of issued and outstanding Target Shares (other than any Purchaser-owned Shares) for the holder to use in surrendering the certificates which represented his or its Target Shares against payment of the Per Share Merger Consideration. Upon surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause to be issued a certificate representing that number of whole Purchaser Shares and a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to recipients of Purchaser Shares. If payment is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax has been paid or is not applicable. In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Per Share Merger Consideration deliverable in respect thereof; provided, however, the
                                                     --------  -------
Person to whom the Per Share Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. No dividends or other distributions declared after the Effective Time with respect to Purchaser Shares and payable to the holders of record thereof shall be paid to the holder of any unsurrendered certificate until the holder thereof shall surrender such certificate in accordance with this (S)2(e). After the surrender of a certificate in accordance with this
(S)2(e), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Purchaser Shares represented by such certificate. No holder of an unsurrendered certificate shall be entitled, until the surrender of such certificate, to vote the Purchaser Shares into which his Target Shares shall have been converted.

                    (ii) The Target will cause its transfer agent to furnish promptly to the Purchaser Subsidiary a list, as of a recent date, of the record holders of Target Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Target Shares and lists of security positions of Target Shares held in stock depositories. The Target will furnish the Purchaser Subsidiary with such additional information (including, but not limited to, updated lists of holders of Target Shares and their addresses, mailing labels and lists of security positions) and such other assistance as the Purchaser or the Purchaser Subsidiary or their agents may reasonably request.

                    (iii) The Purchaser may cause the Exchange Agent to invest the cash included in the Exchange Fund in one or more investments selected by the Purchaser; provided, however, that the terms and conditions of the
               -----------------
investments shall be such as to permit the Exchange Agent to make prompt payment of the Per Share Merger Consideration as necessary. The Purchaser may cause the Exchange Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Purchaser will replace promptly any portion of the Exchange Fund which the Exchange Agent loses through investments.

                    (iv) The Purchaser may cause the Exchange Agent to pay over to the Surviving Corporation any portion of the Exchange Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former stockholders of the Target shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

                    (v) The Purchaser shall pay, or shall cause the Surviving Corporation to pay, all charges and expenses of the Exchange Agent.

               (f)  Closing of Transfer Records.  After the Effective Time, no
                    ---------------------------
transfer of Target Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing Purchaser Shares and cash in lieu of fractional shares, if any, as provided in (S)2(e).

          3.   Representations and Warranties of the Target.  The Target
               --------------------------------------------
represents and warrants to the Purchaser and the Purchaser Subsidiary that the statements contained in this (S)3 are true and correct as of the date of this Agreement.

               (a)  Organization, Qualification and Corporate Power.  Each of
                    -----------------------------------------------
the Target and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Target and its Subsidiaries has full corporate power and corporate authority, and all material foreign, federal and state governmental permits, licenses and consents, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Target does not own any equity interest in any corporation or other entity other than the Subsidiaries listed in (S)3(a) of the Target Disclosure Letter accompanying this Agreement (the "Target Disclosure Letter").
                                  ------------------------

               (b)  Capitalization.  The entire authorized capital stock of the
                    --------------
Target consists of 1,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding, and 50,000,000 Target Shares, of which 12,130,571 Target Shares were issued and outstanding as of January 26, 1998 and no Target Shares were held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid and nonassessable, and none have been issued in violation of any preemptive or similar right. Except as set forth in (S)3(b) of the Target Disclosure Letter, neither the Target nor any of its Subsidiaries has any outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Target or any of its Subsidiaries. The Target owns, directly or indirectly, 100% of the outstanding shares of capital stock of each of its Subsidiaries and each such share of capital stock has been duly authorized and is validly issued, fully paid and nonassessable, and none of such shares of capital stock has been issued in violation of any preemptive or similar right.

               (c)  Authorization of Transaction.  The Target has full power and
                    ----------------------------
authority (including full corporate power and corporate authority) and has taken all required action necessary to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; provided, however, that the Target cannot consummate the Merger unless and until
-----------------
it receives the Requisite Stockholder Approval.

               (d)  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which the Target or any of its Subsidiaries is subject or any provision of the charter or bylaws of the Target or any of its Subsidiaries or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Florida Business Corporation Law, the Securities Exchange Act, the Securities Act, state securities laws, and with regard to any required governmental or regulatory approvals or consents relating to the telecommunications industry, the laws, rules or regulations of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico, the United States Virgin Islands and of any other jurisdiction in which such approvals or consents may be required, and any other statutes, rules or regulations set forth in (S) 3(d) of the Target Disclosure Letter, neither the Target nor any of its Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not have a material adverse effect on the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

               (e)  Filings with the SEC.  Except as set forth in (S)3(e) of the
                    --------------------
Target Disclosure Letter, the Target has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Target Reports"). Each of the Target Reports has
                        --------------
complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Target Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (f)  Financial Statements.  The Target has filed an Annual Report
                    --------------------
on Form 10-K (the "Target 10-K") for the fiscal year ended December 31, 1996
                   -----------
(the "Target's Most Recent Audited Fiscal Year End") and a Quarterly Report on
      --------------------------------------------
Form 10-Q (the "Target 10-Q") for the fiscal quarter ended September 30, 1997.
                -----------
The financial statements included in the Target 10-K and the Target 10-Q (including the related notes and schedules) have been prepared from the books and records of the Target and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations and cash flows of the Target and its Subsidiaries for the indicated periods, except that unaudited interim results are subject to year-end adjustments.

               (g)  Events Subsequent to Target's Most Recent Fiscal Year.
                    -----------------------------------------------------
Since the Target's Most Recent Audited Fiscal Year End, except as disclosed in the Target Reports and except as set forth in (S) 3(g) of the Target Disclosure Letter, (i) the Target and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses, and (ii) there has not been (A) any change in the financial condition, business or results of operations of the Target or any of its Subsidiaries, or any development or combination of developments relating to the Target or any of its Subsidiaries of which management of the Target has knowledge, and which could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Target, or any redemption, repurchase or other reacquisition of any of the capital stock of the Target; (C) any change by the Target in accounting principles, practices or methods; (D) any increase in the compensation of any officer or grant of any general salary or benefits increase to their employees other than in the ordinary course of business consistent with past practices; (E) any issuance or sale of any capital stock or other securities (including any Stock Rights) by the Target or any of its Subsidiaries of any kind, other than upon exercise of Stock Rights issued by or binding upon the Target; (F) any modification, amendment or change to the terms or conditions of any Stock Right; (G) any split, combination, reclassification, redemption, repurchase or other reacquisition of any capital stock or other securities of the Target or any of its Subsidiaries; or (H) the taking by the Target of, or the entry into any agreement by the Target to take, any action prohibited under clauses (i), and (iv) through (vi), of (S)5(d) below.

               (h)  Compliance.  Except as set forth in (S)3(h) of the Target
                    ----------
Disclosure Letter, the Target and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws, rules and regulations except where the failure to be in compliance could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole.

               (i)  Brokers' and Other Fees.  Except as set forth in (S)3(i) of
                    -----------------------
the Target Disclosure Letter, none of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Attached to (S)3(i) of the Target Disclosure Letter are true and complete copies of the Target's engagement or similar letters with (i) the brokers, finders and agents referred to in such section of the Target Disclosure Letter, and (ii) Kelley Drye & Warren LLP as to its legal services to be performed in connection with transactions involving a possible change in control of the Company, including this Agreement and the transactions contemplated hereby.

               (j)  Litigation and Liabilities.  Except as disclosed in the
                    --------------------------
Target Reports, or the Target Disclosure Letter, there are (i) no actions, suits or proceedings pending or, to the knowledge of the management of the Target, threatened against the Target or any of the Subsidiaries, or any facts or circumstances known to the management of the Target which may give rise to an action, suit or proceeding against the Target or any of its Subsidiaries, which
(x) could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole or (y) could reasonably be expected to impair or delay the Target's ability to consummate the transactions contemplated by this Agreement, or (ii) no obligations or liabilities of the Target or any of its Subsidiaries, whether accrued, contingent or otherwise, known to the management of the Target which could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole.

               (k)  Taxes.  Except as set forth in (S)3(k) of the Target
                    -----
Disclosure Letter, the Target has duly filed all federal, state, local and foreign tax returns required to be filed by it, and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns, except where the failure to pay such Taxes would not have a material adverse effect upon the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole. Except as set forth in (S)3(k) of the Target Disclosure Letter, no claims for Taxes have been asserted against the Target and no material deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the knowledge of the Target's management, no Tax Return or taxable period of the Target is under examination by any taxing authority, and Target has not received written notice of any pending audit by any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of the Target. To the knowledge of the management of the Target, the Target has no obligation or liability to pay Taxes of or attributable to any other person or entity. No issue or claim has been asserted for Taxes by any taxing authority for any prior period. Except as set forth in
(S)3(k) of the Target Disclosure Letter, there are no tax liens other than liens for Taxes not yet due relating to the Target. The Target is not a party to any agreement or contract which would result in payment of any "excess parachute payment" within the meaning of Section 280G of the Code. The Target has not filed any consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Target or any of the Subsidiaries. The Target has not been and is not a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code).

               (l)  Fairness Opinion.  The Robinson-Humphrey Company, LLC has
                    ----------------
delivered to the Target Board, and not withdrawn, the Target Fairness Opinion, and a true and complete copy thereof has been furnished to the Purchaser.

               (m)  Employee Benefits.
                    -----------------

                    (i) All pension, profit-sharing, deferred compensation, savings, stock bonus and stock option plans, and all employee benefit plans, whether or not covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which are sponsored by the Target or any ERISA Affiliate
             -----
(as defined below) of the Target or to which the Target or any ERISA Affiliate of the Target makes contributions, and which cover employees of the Target (the "Employees") or former employees of the Target, all employment or severance
 ---------
contracts with officers of the Target, and any applicable "change of control" or similar provisions in any plan, contract or arrangement that cover Employees (collectively, "Benefit Plans" and individually a "Benefit Plan") are accurately
                -------------                      ------------
and completely listed in (S)3(m) of the Target Disclosure Letter.  No

Benefit Plan is a multi-employer plan, money purchase plan or defined benefit plan and no Benefit Plan is covered by Title IV of ERISA. True and complete copies of all Benefit Plans (other than medical and other similar welfare plans made generally available to all Employees) have been made available to the Purchaser.

                    (ii) All Benefit Plans to the extent subject to ERISA, are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is
                                                    ------------
intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter
                       ----
from the Internal Revenue Service, which determination letter is currently in effect, and there are no proceedings pending or, to the best knowledge of the management of the Target, threatened, or any facts or circumstances known to the management of the Target, which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the best knowledge of the management of the Target, threatened litigation relating to the Benefit Plans. Neither the Target nor any of the Subsidiaries has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, is reasonably likely to subject the Target or any of the Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                    (iii) No liability under Title IV of ERISA has been or is reasonably likely to be incurred by the Target or any of the Subsidiaries with respect to any ongoing, frozen or terminated Benefit Plan that is a "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a predecessor of the Target or one employer with the Target under Section 4001 of ERISA (an "ERISA Affiliate"); provided, however, for
                                 ---------------    --------  -------
purposes hereof, the Stockholder, its Affiliates and its partners, and their respective Affiliates, shall not be considered an ERISA Affiliate. All contributions required to be made under the terms of any Benefit Plan have been timely made or reserves therefor on the balance sheet of the Target have been established, which reserves are adequate. Except as required by Part 6 of Title I of ERISA, the Target does not have any unfunded obligations for retiree health and life benefits under any Benefit Plan.

               (n)  Florida Business Corporation Law.   For purposes of Section
                    --------------------------------
607.0902 of the Florida Business Corporation Law, the execution and delivery of the Stockholder Agreement and the purchase of Target Shares thereunder, and the purchase of Target Shares or other securities issued by the Target by Purchaser Companies generally, has received the prior approval of the Board of Directors of the Target and, accordingly, will not constitute a "control share acquisition" as defined in Section 607.0902(2) of the Florida Business Corporation Law.

          4.   Representations and Warranties of the Purchaser and the Purchaser
               -----------------------------------------------------------------
Subsidiary. Each of the Purchaser and the Purchaser Subsidiary, jointly and
----------
severally, represents and warrants to the Target that the statements contained in this (S)4 are true and correct as of the date of this Agreement.

               (a)  Organization, Qualification and Corporate Power.  Each of
                    -----------------------------------------------
the Purchaser and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Purchaser and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Purchaser and its Subsidiaries has full corporate power and corporate authority, and all material foreign, federal and state governmental permits, licenses and consents, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Purchaser does not own any equity interest in any corporation or other entity other than the Subsidiaries listed in (S)4(a) of the Purchaser's disclosure letter accompanying this Agreement (the "Purchaser Disclosure Letter").
                ---------------------------

               (b)  Capitalization.  The entire authorized capital stock of the
                    --------------
Purchaser consists of 2,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding, and 40,000,000 Purchaser Shares, of which 19,676,057 Purchaser Shares were issued and outstanding as of January 30, 1998 and no Purchaser Shares were held in treasury. All of the issued and outstanding Purchaser Shares have been duly authorized and are validly issued, fully paid and nonassessable, and none have been issued in violation of any preemptive or similar right. Except as set forth in (S)4(b) of the Purchaser Disclosure Letter, neither the Purchaser nor any of its Subsidiaries has any outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Purchaser or any of its Subsidiaries. Except as set forth in (S)4(b) of the Purchaser Disclosure Letter, the Purchaser, directly or indirectly, owns 100% of the outstanding shares of capital stock of each of its Subsidiaries and each such share of capital stock has been duly authorized and is validly issued, fully paid and nonassessable, and none of such shares of capital stock has been issued in violation of any preemptive or similar right.

               (c)  Authorization of Transaction.  Each of the Purchaser and the
                    ----------------------------
Purchaser Subsidiary has full power and authority (including full corporate power and corporate authority), and has taken all required action necessary, to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of each of the Purchaser and the Purchaser Subsidiary, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; provided, however, that the Purchaser cannot consummate the
                  -----------------
Merger unless and until it receives the Requisite Stockholder Approval.

               (d)  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which either the Purchaser or its Subsidiaries is subject or any provision of the charter or bylaws of either the Purchaser or its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either the Purchaser or its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except in the case of clause (ii) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Hart-Scott-Rodino Act, Nasdaq, the Securities Exchange Act, the Securities Act, state securities laws, and with regard to any required governmental or regulatory approvals or consents relating to the telecommunications industry, the laws, rules or regulations of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico, the United States Virgin Islands and of any other jurisdiction in which such approvals or consents may be required, and any other statutes, rules or regulations set forth in (S) 4(d) of the Purchaser Disclosure Letter, neither the Purchaser nor its Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

               (e)  Filings with the SEC.  The Purchaser has made all filings
                    --------------------
with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Purchaser Reports"). Each of the
                                            -----------------
Purchaser Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Purchaser Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (f)  Financial Statements.  The Purchaser has filed an Annual
                    --------------------
Report on Form 10-K (the "Purchaser 10-K") for the fiscal year ended December
                          --------------
31, 1996 (the "Purchaser's Most Recent Audited Fiscal Year End") and a Quarterly
               -----------------------------------------------
Report on Form 10-Q (the "Purchaser 10-Q") for the fiscal quarter ended
                          --------------
September 30, 1997. The financial statements included in the Purchaser 10-K and the Purchaser 10-Q (including the related notes and schedules) have been prepared from the books and records of the Purchaser and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Purchaser and its Subsidiaries as of the indicated dates and the results of operations and cash flows of the Purchaser and its Subsidiaries for the indicated periods, except that unaudited interim results are subject to year-end adjustments.

               (g)  Events Subsequent to Purchaser's Most Recent Audited Fiscal
                    -----------------------------------------------------------
Year.  Since the Most Recent Fiscal Year End, there has not been any change in
----
the financial condition, business or results of operations of the Purchaser or any of its Subsidiaries, or any development or combination of developments relating to the Purchaser or any of its Subsidiaries of which management of the Purchaser has knowledge, and which could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole.

               (h)  Brokers' Fees.  Except as set forth in (S)4(h) of the
                    -------------
Purchaser Disclosure Letter, none of the Purchaser or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

               (i)  Litigation and Liabilities.  Except as disclosed in the
                    --------------------------
Purchaser Reports or the Purchaser Disclosure Letter, there are no actions, suits or proceedings pending or, to the knowledge of the management of the Purchaser, threatened against the Purchaser or any of the Subsidiaries, or any facts or circumstances known to the management of the Purchaser which may give rise to an action, suit or proceeding against the Purchaser or any of its Subsidiaries, which (x) could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole or (y) could reasonably be expected to impair or delay the Purchaser's ability to consummate the transactions contemplated by this Agreement.

               (j)  Fairness Opinion.  BT Alex. Brown Incorporated has delivered
                    ----------------
to the Purchaser Board, and not withdrawn, the Purchaser Fairness Opinion, and a true and complete copy thereof has been furnished to the Target.

               (k)  Taxes.   The Purchaser has duly filed all federal, state,
                    -----
local and foreign tax returns required to be filed by it, and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns, except where the failure to pay such Taxes would not have a material adverse effect upon the business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole. Except as set forth in (S)4(k) of the Purchaser Disclosure Letter, no claims for Taxes have been asserted against the Purchaser and no material deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the knowledge of the Purchaser's management, no Tax Return or taxable period of the Purchaser is under examination by any taxing authority, and Purchaser has not received written notice of any pending audit by any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of the Target. To the knowledge of the management of the Purchaser, the Purchaser has no obligation or liability to pay Taxes of or attributable to any other person or entity. No issue or claim has been asserted for Taxes by any taxing authority for any prior period. Except as set forth in (S)4(k) of the Purchaser Disclosure Letter, there are no tax liens other than liens for Taxes not yet due relating to the Purchaser. The Purchaser is not a party to any agreement or contract which would result in payment of any "excess parachute payment" within the meaning of Section 280G of the Code. The Purchaser has not filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Purchaser or any of the Subsidiaries. The Purchaser has not been and is not a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code).

               (l)  Compliance.  The Purchaser and its Subsidiaries are in
                    ----------
compliance with all applicable foreign, federal, state and local laws, rules and regulations except where the failure to be in compliance could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole.

               (m) Ownership of the Purchaser Subsidiary; No Prior Activities.
                   ----------------------------------------------------------
The Purchaser Subsidiary is a direct, wholly-owned Subsidiary of the Purchaser and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, the Purchaser Subsidiary has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person which could adversely effect the ability of the Purchaser to consummate the transactions contemplated hereby.

          5.   Covenants.  The Parties agree as follows with respect to the
               ---------
period from and after the execution of this Agreement through and including the Closing Date (except for (S)5(h) and (S)5(i), which will apply from and after the Effective Time in accordance with their respective terms).

               (a) General. Each of the Parties will use all reasonable efforts
                   -------
to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)6 below).

               (b) Notices and Consents. The Target and the Purchaser will give
                   --------------------
any notices (and will cause each of their respective Subsidiaries to give any notices) to third parties, and will use all reasonable efforts to obtain (and will cause each of their respective Subsidiaries to use all reasonable efforts to obtain) any third-party consents, that may be required in connection with the matters referred to in (S)3(d) and (S)4(d) above.

               (c) Regulatory Matters and Approvals. Each of the Parties,
                   --------------------------------
promptly after the date hereof, will (and the Target, promptly after the date hereof, will cause each of its Subsidiaries to) give any notices to, make any filings with and use all reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to in (S)3(d) and (S)4(d) above. Purchaser shall be responsible for preparing and filing the appropriate applications and documentation which are necessary or appropriate to request the authorizations, consents and approvals from governmental authorities with jurisdiction over the telecommunications industry to the Merger and the transactions contemplated hereby and, the Target at its sole cost and expense will cooperate with the Purchaser in that regard, providing such assistance as the Purchaser shall reasonably request. The Purchaser will provide the Target with drafts of all applications and other documents to be filed with any such regulatory authority prior to such filing and shall give the Target a reasonable opportunity to review and comment thereon. Without limiting the generality of the foregoing:

               (i) Federal Securities Laws. As promptly as practicable following
                   -----------------------
the date hereof, the Purchaser and the Purchaser Subsidiary shall, in cooperation with the Target, prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a registration statement on Form S-4
 --------------------------------
with respect to the issuance of Purchaser Shares in the Merger (the "Registration Statement"), and file with state securities administrators such
 ----------------------
registration statements or other documents as may be required under applicable blue sky laws to qualify or register such Purchaser Shares in such states as are designated by the Target (the "Blue Sky Filings"). The Joint Proxy
                               ----------------
Statement/Prospectus will be included in the Registration Statement as the Purchaser's prospectus. The Registration Statement and the Joint Proxy Statement/ Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of the Purchaser and the Purchaser Subsidiary shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Purchaser and the Purchaser Subsidiary agree that none of the information supplied or to be supplied by the Purchaser or the Purchaser Subsidiary for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Target Special Meeting or the Purchaser Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Target agrees that none of the information supplied or to be supplied by the Target for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Target Special Meeting or the Purchaser Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to the Purchaser and the Purchaser Special Meeting will be deemed to have been supplied by the Purchaser and information concerning or related to the Target and the Target Special Meeting shall be deemed to have been supplied by the Target. The Purchaser will provide the Target with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus prior to filing such with the SEC, will provide the Target with a copy of all such filings made with the SEC and will notify the Target as promptly as practicable after the receipt of any comments from the SEC or its staff or from any state securities administrators and of any request by the SEC or its staff or by any state securities administrators for amendments or supplements to the Registration Statement or any Blue Sky Filings or for additional information, and upon request of the Target, will supply the Target and its legal counsel with copies of all correspondence between the Purchaser or any of its representatives, on the one hand, and the SEC, its staff or any state securities administrators, on the other hand, with respect to the Registration Statement. No amendment or supplement to the information supplied by the Target for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of the Target, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Effective Time, any event relating to the Target or the Purchaser or any of their respective Affiliates, officers or directors is discovered by the Target or the Purchaser, as the case may be, that is required by the

Securities Act, the Exchange Act, or the rules or regulations thereunder, to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Target or the Purchaser, as the case may be, will as promptly as practicable inform the other, and such amendment or supplement will be promptly filed with the SEC and disseminated to the stockholders of the Target and the Purchaser, to the extent required by applicable securities laws. All documents which the Target of the Purchaser files or is responsible for filing with the SEC and any other regulatory agency in connection with the Merger (including, without limitation, the Registration Statement and the Joint Proxy Statement/Prospectus) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, the Target, on the one hand, and the Purchaser and the Purchaser Subsidiary, on the other hand, make no representations or warranties with respect to any information that has been supplied in writing by the other, or the other's auditors, attorneys, financial advisors, specifically for use in the Registration Statement or the Joint Proxy Statement/Prospectus, or in any other documents to be filed with the SEC or any other regulatory agency expressly for use in connection with the transactions contemplated hereby.

               (ii)   Florida Business Corporation Law and Delaware General
                      -----------------------------------------------------
Corporation Law.  The Target will take all action, to the extent necessary in
---------------
accordance with applicable law, its articles of incorporation and bylaws to convene a special meeting of its stockholders (the "Target Special Meeting"), as
                                                    ----------------------
soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in
accordance with the Florida Business Corporation Law.   The Purchaser will take
all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and bylaws to convene a special meeting of its stockholders (the "Purchaser Special Meeting"), as soon as reasonably
                   -------------------------
practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in order to satisfy the requirements of the Nasdaq Stock Market ("Nasdaq"). The Target and the
                                              ------
Purchaser shall mail the Joint Proxy Statement/Prospectus to their respective stockholders simultaneously and as soon as reasonably practicable. The Joint Proxy Statement/Prospectus shall contain the affirmative unanimous recommendations of the respective boards of directors of the Target and Purchaser in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director of either the Target or the
        --------  -------
Purchaser shall be required to take any action if it is advised in writing by Kelley Drye & Warren LLP, in the case of the Target Board, or by Pepper Hamilton LLP, in the case of the Purchaser Board, that such action would violate its fiduciary duty to stockholders .

               (iii)  Hart-Scott-Rodino Act.  As soon as possible after the
                      ---------------------
date hereof, each of the Parties will file (and the Target will cause each of its Subsidiaries to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use all reasonable efforts to obtain (and the Target will cause each of its Subsidiaries to use all reasonable efforts to obtain) an early termination of the applicable waiting period, and will make (and the Target will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary.

                    (iv) Periodic Reports.  Unless an exemption shall be
                         ----------------
expressly applicable to the Target, or unless the Purchaser agrees otherwise in writing, the Target will file with the SEC and Nasdaq all reports required to be filed by it pursuant to the rules and regulations of the SEC. Such reports and other information shall comply in all material respects with all of the requirements of the SEC rules and regulations and, when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser and the Purchaser Subsidiary, and their counsel, shall be given an opportunity to review such filings prior to their being filed with the SEC and Nasdaq, and shall be provided with final copies thereof concurrently with their filing with the SEC.

               (d)  Operation of Business. The Target will not (and will not
                    ---------------------
cause or permit any of its Subsidiaries to), without the written consent of the Purchaser, take any action or enter into any transaction other than in the ordinary course of business. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or (S)5(d) of the Target Disclosure Letter, without the written consent of the Purchaser:

                    (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws;

                    (ii) none of the Target and its Subsidiaries will grant any Stock Rights or issue, sell or otherwise dispose of any of its capital stock (except upon the conversion or exercise of Stock Rights outstanding as of the date of this Agreement and except for options to purchase up to 330,000 Target Shares to employees to be designated by the Target with the approval of the Purchaser, it being understood that all such options shall be granted at the fair market value of the Target Shares as of the date of grant, shall vest one-third on each of the first, second and third anniversary of the grant date, but shall not vest as a result of the completion of the Merger);

                    (iii) none of the Target and its Subsidiaries will declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock;

                    (iv) none of the Target and its Subsidiaries (1) will have incurred any indebtedness for borrowed money, whether to fund working capital requirements, operating losses or capital expenditure requirements (including equipment purchases), or for any capitalized lease obligation, or (2) will have entered into any legally binding commitment or obligation to (w) incur any capital expenditure (including equipment purchases), (x) pay any fees, costs or expenses relating to the transactions contemplated hereby, (y) make any acquisition earn-out payments or (z) pay any compensation (including, without limitation, "stay-bonus" or similar arrangements or fees) to employees, stockholders or consultants (or any Affiliates thereof) of the Target as a result of the consummation of the Merger, the aggregate amount of clauses (1) and (2), after giving effect to the Closing of the transactions contemplated hereby, does not exceed $38 million; it being understood that prior to the Closing, the Target agrees to advise the Purchaser, and to consult with the Purchaser, in connection with entering into any commitment or obligation relating to any capital expenditure

(including equipment purchases) which individually, or when taken together with related capital expenditures (including equipment purchases), exceeds $50,000;

                    (v) none of the Target and its Subsidiaries will impose any Security Interest upon any of its assets other than in the ordinary course of business provided, that no such Security Interest could reasonably be
            --------
expected to have a material adverse effect on the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole;

                    (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to or acquire the securities or assets of any other Person other than to or from wholly-owned Subsidiaries in the ordinary course of business;

                    (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers and employees other than customary increases to employees who are neither executive officers or directors of the Target or any Subsidiary awarded in the ordinary course of business consistent with past practices (except as provided for in section 5(d)(vii) of the Target Disclosure Schedule); and

                    (viii) none of the Target and its Subsidiaries will commit to any of the foregoing.

          In the event the Target shall request the Purchaser to consent in writing to an action otherwise prohibited by this (S)5(d), the Purchaser shall use all reasonable efforts to respond in a prompt and timely fashion, but may otherwise respond affirmatively or negatively in its sole discretion.

               (e)  Access. Each Party will (and will cause each of its
                    ------
Subsidiaries to) permit representatives of the other Party to have access at all reasonable times and in a manner so as not to materially interfere with the normal business operations of the Target and its Subsidiaries, or the Purchaser and its Subsidiaries, as applicable, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to such Party. Each Party and all of their respective representatives will treat and hold as such any Confidential Information it receives from the other Party or any of its representatives in accordance with the Confidentiality Agreement.

               (f)  Notice of Developments.  Each Party will give prompt written
                    ----------------------
notice to the others of any material adverse development causing a breach of any of its own representations and warranties in (S)3 and (S)4 above. No disclosure by any Party pursuant to this (S)5(f), however, shall be deemed to amend or supplement the Target Disclosure Letter or Purchaser Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

               (g)  Exclusivity.  Neither the Target nor any of its officers and
                    -----------
directors shall, and the Target will cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Target) not to, directly or indirectly, encourage, initiate or solicit any inquiries or the making of any Acquisition Proposal or, except to the extent required for the discharge by the Target Board of its fiduciary duties to the Target Stockholders as advised in writing by Kelley Drye & Warren LLP, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise assist or facilitate any effort or attempt by any Person or entity (other than the Purchaser and the Purchaser Subsidiary, or their officers, directors, representatives, agents, Affiliates or associates) to make or implement an Acquisition Proposal. The Target will notify the Purchaser promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Target, and will provide to the Purchaser a copy of such Acquisition Proposal. The Target and its officers and directors will, and the Target will cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Target) to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Target will promptly request that each Person to whom any confidential documents or information concerning the Target was disclosed by the Target since January 1, 1997 for the purpose of discussing a possible change in control transaction involving the Target (a "Potential Buyer"), either return all of such
                         ---------------
confidential documents and information, and all copies thereof, to the Target or deliver a written certification of such destruction to the Target. The Target shall use all reasonable efforts to cause each such Potential Buyer to comply with such request.

               (h) Insurance and Indemnification.
                   -----------------------------

                   (i) The Purchaser will provide each individual who served as a director or officer of the Target at any time prior to the Effective Time with liability insurance for a period of six years after the Effective Time no less favorable in coverage and amount than any applicable insurance of the Target in effect immediately prior to the Effective Time; provided, however, if the
                                                --------  -------
existing liability insurance expires, or is terminated or canceled by the insurance carrier during such six-year period, the Surviving Corporation will use its best efforts to obtain as much liability insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the last annual premium paid prior to the date hereof. In fulfillment of its obligations under this clause (i), the Purchaser may arrange insurance providing coverage that in the aggregate is no less favorable to the Target's officers and directors than that which is currently in effect for the Purchaser's officers and directors.

                   (ii) The Purchaser (A) will not take or knowingly permit to be taken any action to alter or impair any exculpatory or indemnification provisions now existing in the articles of incorporation, bylaws or indemnification and employment agreements of the Target or any of its Subsidiaries for the benefit of any individual who served as a director or officer of the Target or any of its Subsidiaries (an "Indemnified Party") at any
                                                      -----------------
time prior to the Effective Time, and (B) shall cause the Surviving Corporation to honor and fulfill such provisions until the date which is six years from the Effective Date; provided, however, in the event any claim or claims are asserted
                --------  -------
within such period, all rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

                    (iii) To the extent clause (i) above shall not serve to indemnify and hold harmless an Indemnified Party, the Purchaser, subject to the terms and conditions of this clause (iii), will indemnify, for a period of six years from the Effective Date, to the fullest extent permitted under applicable law each Indemnified Party from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to or caused by this Agreement or any of the transactions contemplated herein; provided, however, in the event any claim or claims are asserted or threatened
--------  -------
within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Any Indemnified Party wishing to claim indemnification under this clause
(iii), and notwithstanding the provisions set forth in the Target's articles of incorporation, by-laws or other agreements respecting indemnification of directors or officers, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser thereof, but the failure to so notify shall not relieve the Purchaser of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Purchaser. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (A) the Purchaser or the Surviving Corporation shall have the right to assume the defense thereof and the Purchaser shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Purchaser or the Surviving Corporation fails to assume such defense or counsel for the Purchaser advises that there are issues which raise conflicts of interest between the Purchaser or the Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, the Indemnified Parties may retain counsel satisfactory to them, and the Target, the Purchaser or the Purchaser Subsidiary shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Purchaser shall be obligated
                       --------  -------
to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case the Purchaser need only pay for separate counsel to the extent necessary to resolve such conflict; (B) the Indemnified Parties will reasonably cooperate in the defense of any such matter; and (C) the Purchaser shall not be liable for any settlement effectuated without its prior written consent, which consent shall not be unreasonably withheld or delayed. Purchaser shall not settle any action or claim identified in this (S)5(h)(iii) in any manner that would impose any liability or penalty on an Indemnified Party not paid by the Purchaser or the Surviving Corporation without such Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

                    (iv) Notwithstanding anything contained in clause (iii) above, the Purchaser shall not have any obligation hereunder to any Indemnified Party (A) if the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law, (B) the conduct of the Indemnified Party relating to the matter for which indemnification is sought involved bad faith or willful misconduct, or (C) with respect to actions taken by any such Indemnified Party in its individual capacity, including, without limitations, with respect to any matters relating, directly or indirectly, to the purchase, sale or trading of securities issued by the Target other than a tender or sale pursuant to a stock tender agreement or (D) if such Indemnified Party shall have breached its obligation to cooperate with the Purchaser in the defense of any claim in respect of which indemnification is sought.

               (i) Financial Statements. As soon as they are made available to
                   --------------------
and reviewed by senior management of the Target, the Target shall make available to the Purchaser copies of all internally generated monthly, quarterly (including, quarterly statements for the three-month period ended December 31, 1997) and annual financial statements, consisting of consolidated balance sheets, and statements of income and of cash flows. The delivery of any such quarterly and annual financial statements shall constitute a representation and warranty by the Target that such financial statements were prepared from the books and records of the Target, in accordance with GAAP consistently applied during the periods involved and fairly present the financial condition, results of operations and cash flows, as the case may be, of the Target as at and for the periods set forth therein (subject in the case of quarterly financial statements to the absence of complete footnotes other than as may be required by GAAP and subject to normal year-end audit adjustments).

               (j) Continuity of Business Enterprise.  The Purchaser, Purchaser
                   ---------------------------------
Subsidiary or any other member of the qualified group (as defined in Treasury Regulation (S)1.368-1(d) shall, for the foreseeable future, continue at least one significant historic business line of the Target and use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Treasury Regulation (S)1.368-1(d).

          6.   Conditions to Obligation to Close.
               ---------------------------------

               (a) Conditions to Obligation of the Purchaser and the Purchaser
                   -----------------------------------------------------------
Subsidiary.  The obligation of each of the Purchaser and the Purchaser
----------
Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by Purchaser or Purchaser Subsidiary of the following conditions at or prior to the Closing Date:

                   (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                   (ii) the Target and its Subsidiaries shall have procured all third-party consents specified in (S)5(b) above which are applicable to the Target and its Subsidiaries;

                   (iii) the representations and warranties set forth in (S)3 above shall be true and correct in all material respects at and as of the Closing Date, except for (A) changes contemplated by this Agreement, (B) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

                   (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (v) neither any statute, rule, regulation, order, stipulation or injunction (each an "Order") shall be enacted, promulgated,
                                    -----
entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any governmental authority, administrative agency or court of competent jurisdiction (A) which prohibits the consummation of the transactions contemplated by the Merger; (B) which prohibits the Purchaser's or the Purchaser Subsidiary's ownership or operation of all or any material portion of their or the Target's business or assets, or which compels the Purchaser or the Purchaser Subsidiary to dispose of or hold separate all or any material portion of the Purchaser's or the Purchaser Subsidiary's or the Target's business or assets as a result of the transactions contemplated by the Merger; (C) which makes the purchase of, or payment for, some or all of the Target Shares illegal; or (D) which imposes material limitations on the ability of the Purchaser or the Purchaser Subsidiary to acquire or hold or to exercise effectively all rights of ownership of Target Shares, including, without limitation, the right to vote any Target Shares purchased by the Purchaser on all matters properly presented to the Target Stockholders; or (E) which imposes any limitations on the ability of the Purchaser or the Purchaser Subsidiary, or any of their respective Subsidiaries, effectively to control in any material respect the business or operations of the Target or any of its Subsidiaries;

                    (vi) the Target shall have delivered to the Purchaser and the Purchaser Subsidiary a certificate to the effect that each of the conditions specified above in (S)6(a)(i)-(S)6(a)(iv) is satisfied in all respects; provided, however, with respect to (S)6(a)(i), the Target shall only be required
--------  -------
to certify that this Agreement and the Merger received the Requisite Stockholder Approval of the Target Stockholders;

                    (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties shall have received all other material authorizations, consents and approvals of governments and governmental agencies referred to in (S)3(d) and (S)4(d) above;

                    (viii) the Purchase Warrant shall have been exercised in full, provided, that such exercise may be conditioned upon the effectiveness of
      --------
the Merger;

                    (ix) the Purchaser Shares to be issued in the Merger shall have been approved upon official notice of issuance for quotation on Nasdaq, subject to official notice of issuance; and

                    (x) the Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

               Subject to the provisions of applicable law, the Purchaser Subsidiary may waive, in whole or in part, any condition specified in this
(S)6(a) if they execute a writing so stating at or prior to the Closing.

               (b)  Conditions to Obligation of the Target. The obligation of
                    --------------------------------------
the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by the Target of the following conditions at or prior to the Closing Date:

                    (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                    (ii) the Purchaser and its Subsidiaries shall have procured all material third-party consents specified in (S)5(b) above which are applicable to the Purchaser and its Subsidiaries;

                    (iii) the representations and warranties set forth in (S)4 above shall be true and correct in all material respects at and as of the Closing Date, except for (A) changes contemplated by this Agreement, (B) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

                    (iv) each of the Purchaser and the Purchaser Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (v) neither any Order shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any governmental authority, administrative agency or court of competent jurisdiction (A) which prohibits the consummation of the transactions contemplated by the Merger; (B) which prohibits the Purchaser's or the Purchaser Subsidiary's ownership or operation of all or any material portion of their or the Target's business or assets, or which compels the Purchaser or the Purchaser Subsidiary to dispose of or hold separate all or any material portion of the Purchaser's or the Purchaser Subsidiary's or the Target's business or assets as a result of the transactions contemplated by the Merger; or (C) which makes the purchase of, or payment for, some or all of the Target Shares illegal;

                    (vi) each of the Purchaser and the Purchaser Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in (S)6(b)(i)-(iv) is satisfied in all respects; provided, however, with respect to (S)6(b)(i), each of the Purchaser and the
--------  -------
Purchaser Subsidiary shall only be required to certify that this Agreement and the Merger received the Requisite Stockholder Approval of the Purchaser Stockholders;

                    (vii) the Merger shall be a tax-free merger of the Purchaser Subsidiary with and into the Target in a reorganization pursuant to Code Section 368(a)(2)(E);

                    (viii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other material authorizations, consents and approvals of governments and governmental agencies referred to in (S)3(d) and (S)4(d) above;

                    (ix) the Registration Statement shall have been declared effective by the SEC under the Securities Act; and

                    (x) the Purchaser Shares to be issued in the Merger shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

          Subject to the provisions of applicable law, the Target may waive, in whole or in part, any condition specified in this (S)6(b) if it executes a writing so stating at or prior to the Closing.

          7.   Termination.
               -----------

               (a)  Termination of Agreement.  The Parties may terminate this
                    ------------------------
Agreement with the prior authorization of their respective board of directors as provided below:

                    (i) The Parties may terminate this Agreement, and the Merger may be abandoned, by mutual written consent at any time prior to the Effective Time;

                    (ii) This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Purchaser or the Target if (i) the Merger shall not have been consummated by October 31, 1998 (unless the failure to consummate the Merger by such date is due to the action or failure to act of the Party seeking to terminate), or (iii) if any Order shall have become final and non-appealable;

                    (iii) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Target Stockholders or the Purchaser Stockholders, by action of the Target Board, in the event that the Purchaser or the Purchaser Subsidiary shall have breached any of their representations, warranties or covenants under this Agreement which breach shall have caused a reasonable likelihood that the Purchaser and the Purchaser Subsidiary will not be able to consummate the Merger;

                    (iv) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Target Stockholders or the Purchaser Stockholders, by action of the Purchaser Board, in the event that the Target shall have breached any of its representations, warranties or covenants under this Agreement which breach shall have caused a reasonable likelihood that the Target will not be able to consummate the Merger;

                    (v) (A) This Agreement may be terminated by the Target and the Merger may be abandoned at any time, before or after the approval by the Target Stockholders or the Purchaser Stockholders, if, without violating its obligations under (S)5(g) hereof, the Target enters into an agreement with respect to an unsolicited Acquisition Proposal after having received (A) the written opinion from The Robinson-Humphrey Company, Inc. to the effect that such Acquisition Proposal is more favorable to the Target Stockholders from a financial point of view than the Merger, and (B) the written opinion of Kelley Drye & Warren LLP that approval, acceptance and recommendation of such Acquisition Proposal is required by fiduciary obligations to the Target Stockholders under applicable law;

                      (B) This Agreement may be terminated by the Purchaser, and the Merger may be abandoned, if the Target Board (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to an Acquisition Proposal, (ii) withdraws or materially modifies its recommendation to the Target Stockholders of this Agreement or the Merger or
(iii) after the receipt of an Acquisition Proposal, fails to confirm publicly, upon the request of the Purchaser, its recommendation to the Target Stockholders that the Target Stockholders approve this Agreement and the Merger;

               (vi) This Agreement may be terminated by the Target , and the Merger may be abandoned in the event that the Weighted Average Sales Price of a Purchaser Share as of the Closing Date is less than $14.0210; provided, however,
                                                              --------  -------
the Purchaser may override such termination and reinstate this Agreement within three (3) Business Days after it has received written notice of termination by the Target pursuant to this clause (vi), by delivery of written notice to the Target that it agrees to pay to each holder of a Target Share additional consideration such that, when added to the Per Share Merger Consideration, each holder of Target Shares shall receive an aggregate value of $8.8235 for each Target Share exchanged in the Merger (the "Additional Consideration"). The
                                           ------------------------
Additional Consideration may be paid in cash or in Purchaser Shares, or a combination thereof, at the election of the Purchaser, with each such Purchaser Share to be delivered to be valued based upon the Weighted Average Sales Price of a Purchaser Share as of the Closing Date. Notwithstanding the foregoing, the amount of cash which may be delivered pursuant to this clause (vi), if any, shall not be in an amount which would result in the Merger not being qualified as a reorganization pursuant to Code (S)368(a)(2)(E);

               (vii) Any Party may terminate this Agreement, and the Merger may be abandoned, by giving written notice to the other Parties at any time after the Target Special Meeting in the event that this Agreement and the Merger fail to receive the Requisite Stockholder Approval by the Target Stockholders; or

               (viii) Any Party may terminate this Agreement, and the Merger may be abandoned, by giving written notice to the other Parties at any time after the Purchaser Special Meeting in the event that this Agreement and the Merger fail to receive the Requisite Stockholder Approval by the Purchaser Stockholders.

          (b)  Effect of Termination.
               ---------------------

               (i)    Except as provided in clauses (ii) or (iii) of this
(S)7(b), if any Party terminates this Agreement pursuant to (S)7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions of the Confidentiality
                 -----------------
Agreement, this (S)7(b) and (S)8(l) below, shall survive any such termination.

                    (ii) If this Agreement is terminated (x) by the Purchaser pursuant to (S)7(a)(iv), but only with respect to a breach by Target of (S)5(g),
(y) by Target pursuant to (S)7(a)(v)(A) or (z) by Purchaser pursuant to
(S)7(a)(v)(B), then, within five (5) days after such termination, the Target shall pay the Purchaser the sum of $5,000,000 in immediately available funds, which the Parties agree is a reasonable sum to reimburse the Purchaser for costs and expenses incurred in connection with this Agreement.

                    (iii) If this Agreement is terminated by the Target as a result of the Purchaser not obtaining the Requisite Stockholder Approval by the Purchaser Stockholders, then the Purchaser shall pay the Target, within five (5) days after the completion of the meeting at which the Purchaser Stockholders considered the approval of this Agreement and the Merger, the sum of $5,000,000 in immediately available funds, which the Parties agree is a reasonable sum to reimburse the Target for costs and expenses incurred in connection with this Agreement.

          8.   Miscellaneous.
               -------------

               (a)  Survival. None of the representations, warranties and
                    --------
covenants of the Parties (other than the provisions in (S)2 above concerning payment of the Per Share Merger Consideration and the provisions in (S)5(h) above concerning insurance and indemnification and (S)5(i) concerning continuity of business enterprise) will survive the Effective Time.

               (b)  Press Releases and Public Announcements. No Party shall
                    ---------------------------------------
issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use all reasonable efforts to advise the other Parties prior to making the disclosure).

               (c)  No Third-Party Beneficiaries. This Agreement shall not
                    ----------------------------
confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in (S)2 above (A) concerning payment of the Per Share Merger Consideration are intended for the benefit of the Target Stockholders and (B) concerning the conversion of the stock options are intended for the benefit of the holders of such stock options, and (ii) the provisions in (S)5(h) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

               (d)  Entire Agreement. This Agreement (including the
                    ----------------
Confidentiality Agreement and the other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               (e)  Binding Effect; Assignment. This Agreement shall be binding
                    --------------------------
upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or delegate either this Agreement or any of its rights, interests or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties. Any purported assignment or delegation without such approval shall be void and of no effect.

               (f) Counterparts.  This Agreement may be executed (including by
                   ------------
facsimile) in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (g) Headings. The section headings contained in this Agreement
                   --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (h) Notices.  All notices, requests, demands, claims and other
                   -------
communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

          If to the Target:         TresCom International, Inc.
          ----------------
                                    200 East Broward Blvd.
                                    Ft. Lauderdale, FL 33301
                                    Attention:  Chief Executive Officer
                                    Fax:  (954) 463-4353

          With a Copy to:           Kelley Drye & Warren LLP
          --------------
                                    Two Stamford Plaza
                                    281 Tresser Boulevard
                                    Stamford, Connecticut  06901-3229
                                    Fax:  (203) 351-8115
                                    Attention:  John T. Capetta, Esquire

          If to the Purchaser:      PRIMUSTELECOMMUNICATIONS
          -------------------
                                    GROUP INC.
                                    2070 Chain Bridge Road
                                    Vienna, VA 22182
                                    K. Paul Singh, Chairman and
                                    Chief Executive Officer
                                    Fax:  (703) 902-2814

          With a Copy to:           Pepper Hamilton LLP
          --------------
                                    3000 Two Logan Square
                                    Eighteenth & Arch Streets
                                    Philadelphia, PA   19103-2799
                                    Fax:  (215) 981-4750
                                    Attention:  James D. Epstein, Esquire

          If to the Purchaser Subsidiary:   TAURUS ACQUISITION CORPORATION
          ------------------------------
                                            2070 Chain Bridge Road
                                            Vienna, VA 22182
                                            K. Paul Singh, Chairman and
                                            Chief Executive Officer
                                            Fax:  (703) 902-2814

          With a Copy to:                   Pepper Hamilton LLP
          --------------
                                            3000 Two Logan Square
                                            Eighteenth & Arch Streets
                                            Philadelphia, PA   19103-2799
                                            Fax:  (215) 981-4750
                                            Attention:  James D. Epstein,
                                            Esquire

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using personal delivery, expedited courier, messenger service, telecopy or ordinary mail, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this (S)8(h), provided that no such change of address shall be effective until it actually is received by the intended recipient.

               (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

               (j) Amendments and Waivers.  The Parties may mutually amend any
                   ----------------------
provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however,
                                                             -----------------
that any amendment effected subsequent to Requisite Stockholder Approval will be subject to the restrictions contained in the Florida Business Corporation Law and the Delaware General Corporation Law, to the extent applicable. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (k) Severability. Any term or provision of this Agreement that is
                   ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (l) Expenses.  Except as expressly set forth elsewhere in this
                   --------
Agreement, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               (m) Construction.  The Parties have participated jointly in the
                   ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The phrase "business day" shall mean any day other than a day on which banks in the State of New York are required or authorized to be closed. Any disclosure made with reference to one or more sections of the Target Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Target Disclosure Schedule or the Purchaser Disclosure Schedule shall not be deemed an admission that such matter is material.

               (n) Incorporation of Exhibits and Schedules.  The Exhibits and
                   ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (o) Definition of Knowledge. As used herein, the words
                   -----------------------
"knowledge", "best knowledge" or "known" shall, (i) with respect to the Target or Target management, mean the actual knowledge of the corporate executive officers of the Target, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Target or made to the "knowledge" or "best knowledge" of the Target, (ii) with respect to the Purchaser or the Purchaser management, mean the actual knowledge of the corporate executive officers of the Purchaser, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Purchaser or made to the "knowledge" or "best knowledge" of the Purchaser, and (iii) with respect to the Purchaser Subsidiary or the Purchaser Subsidiary management, mean the actual knowledge of the corporate executive officers of the Purchaser or the Purchaser Subsidiary, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Purchaser Subsidiary or made to the "knowledge" or "best knowledge" of the Purchaser Subsidiary.

               (p) WAIVER OF JURY TRIAL.  EACH OF THE PURCHASER, THE PURCHASER
                   --------------------
SUBSIDIARY AND THE TARGET, AND EACH INDEMNIFIED PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    PRIMUS COMMUNICATIONS GROUP, INC.


                                    By: /s/ K. Paul Singh
                                       --------------------
                                    Name:  K. Paul Singh
                                    Title: President and Chief Executive Officer


                                    TAURUS ACQUISITION CORPORATION


                                    By: /s/ K. Paul Singh
                                       --------------------
                                    Name:  K. Paul Singh
                                    Title: President


                                    TRESCOM INTERNATIONAL, INC.


                                    By:________________________________
                                    Name:  Wesley T. O'Brien
                                    Title: President Chief Executive Officer

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    PRIMUS COMMUNICATIONS GROUP, INC.


                                    By:___________________________
                                    Name:  K. Paul Singh
                                    Title: President and Chief Executive Officer


                                    MERGER SUB


                                    By:___________________________
                                    Name:  K. Paul Singh
                                    Title: President


                                    TRESCOM INTERNATIONAL, INC.


                                    By: /s/ Wesley T. O'Brien
                                       ---------------------------
                                    Name:  Wesley T. O'Brien
                                    Title: President and Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                              ARTICLES OF MERGER

                                      OF

                                 MERGER SUB,
                             A FLORIDA CORPORATION

                                     INTO

                                    TARGET,
                             A FLORIDA CORPORATION

                            _______________________

          Pursuant to Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

          FIRST:    Merger Sub, a Florida corporation ("Merger Sub"), shall be merged with and into Target, a Florida corporation ("Target"), whereby Target shall be the surviving corporation (the "Merger").

          SECOND:   The Merger shall become effective as of the day on which
these Articles of Merger are filed with the Department of State of the State of Florida.

          THIRD:    The Agreement and Plan of Merger, dated as of February ____,
1998, pursuant to which Merger Sub shall be merged with and into Target, was adopted by the shareholder of Merger Sub on the ____ day of _____________ 1998, and was adopted by the shareholders of Target on the ____ day of _____________, 1998.

          IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of Merger Sub and Target by their authorized officers as of ____________, 1998.

                                                TARGET


                                                By:_____________________________
                                                Name:
                                                Title:

                                                MERGER SUB


                                                By:_____________________________
                                                Name:
                                                Title: